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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    ---------

                                    FORM 8-K



                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report: (Date of earliest event reported): October 27, 1997



                          Digital Equipment Corporation

             (Exact name of registrant as specified in its charter)


Massachusetts                            1-5296              04-2226590
(State or other jurisdiction             (Commission         (I.R.S. Employer
incorporation or organization)           File Number)        Identification No.)

111 Powdermill Road, Maynard, Massachusetts          01754

(Address of principal executive offices)           (Zip Code)

Registrant's telephone number, including area code:  (978) 493-5111

----------------------------------
(Former name or former address, if changed since last report)


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Item 5.  Other Events

On October 27, 1997, the registrant issued a press release announcing that it had reached agreement with Intel Corporation ("Intel") to establish a broad-based business relationship, including the sale of the registrant's semiconductor manufacturing operations to Intel, cross-licensing of patents, supply of both Intel and Alpha microprocessors and development of future systems based on Intel's 64-bit microprocessors. The registrant and Intel agreed to request a stay of all lawsuits until U.S. government approval is granted.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)   Exhibits

Exhibit No. 99    Registrant's press release dated October 27, 1997 announcing that on October 27, 1997, it had reached agreement with Intel
                  Corporation ("Intel") to establish a broad-based business relationship, including the sale of the registrant's semiconductor manufacturing operations to Intel, cross-licensing of patents, supply of both Intel and Alpha microprocessors and development of future systems based on Intel's 64-bit microprocessors. The registrant and Intel agreed to request a stay of all lawsuits until U.S. government approval is granted.

                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                         DIGITAL EQUIPMENT CORPORATION
                                         (Registrant)


                                         /s/ Thomas C. Siekman
                                         Vice President and General Counsel


Date:  October 27, 1997